Morgan Stanley Dean Witter Universal Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Fund From an Underwriting
 Syndicate in which an Affiliate
			 is a Member)
January 1, 1999 through April 30, 1999



Date of 					Price Per Total	  % of Offering Underwriter or Dealer
Offering Security			Shares	Share	Value	    Purchased	from Whom Purchased

MSDWUF Asian Equity
4/29/99	Allgreen Properties Ltd		57,000	1.03	$58,710		0.02%	DBS BANK
3/26/99	Korea Electric Power		13,300	12.00	$159,600	0.02%	Ing Baring

MSDWUF Emerging Markets Debt
1/7/99	Philippines Republic
	Global Bond - 9.375%, 01/15/19	250,000	0.98	$245,795	0.01%	J.P. MORGAN

MSDWUF Emerging Markets Equity
3/26/99	Korea Electric Power		38,890	12.00	$466,680	0.06%	Ing Baring

MSDWUF Equity Growth
5/10/98	Swisscom			930	252.77	$235,076	0.01%**	J.P. Morgan
2/5/99	L-3 Communications Holdings	1,700	42.00	$71,400		0.02%	CSFirst Boston
2/5/99	Modem Media Poppe Tyson, Inc.	200	16.00	$3,200		0.01%	Montgomery
2/10/99	Safeway Inc			5,900	52.69	$310,856	0.03%	J.P. Morgan
2/10/99	Prodigy Communication Corp.	400	15.00	$6,000		0.01%	Furman Seltz
1/15/99	Marketwatch .Com Inc.		200	17.00	$3,400		0.01%	DLJ, Alex Brown
1/20/99	Keebler Foods Co.		3,000	33.44	$100,313	0.02%	Lehman, Merrill Lynch,
										CSFB, DLJ, Warburg
1/21/99	Nvidia				400	12.00	$4,800		0.01%	Hambreacht & Quist
1/28/99	Entercom Communications Corp.	1,800	22.50	$40,500		0.02%	CS First Boston
1/29/99	Smith-Gardner & Associates	400	12.00	$4,800		0.01%	Soundview
2/1/99	MedE America Corp.		100	13.00	$1,300		0.00%	Smith Barney
2/1/99	Perot Systems Corp.		100	16.00	$1,600		0.00%	Bear Stearns
2/3/99	American Tower Corp.		4,700	25.00	$117,500	0.02%	Merril Lynch,
 Smith Barney
2/18/99	Vignette			100	19.00	$1,900		0.00%	Dain Bosworth
2/19/99	Webtrends			100	13.00	$1,300		0.00%	Dain Bosworth
2/24/99	Lowe's Companies		1,300	58.00	$75,400		0.03%	Prudential
3/5/99	Neon Systems			200	15.00	$3,000		0.01%	DLJ
3/22/99	Autoweb.com			200	14.00	$2,800		0.00%	Hambreacht & Quist
3/26/99	Autobytel.com			500	23.00	$11,500		0.01%	Alex Brown & Sons, Inc.
3/30/99	ZD Net Inc.			800	19.00	$15,200		0.01%	Goldman Sachs
4/29/99	Mpath Interactive		600	18.00	$10,800		0.02%	Robertson Stephens
4/29/99	Marimba				400	20.00	$8,000		0.01%	Wasserstein Barrella

MSDWUF International Magnum
4/29/99	Allgreen Properties Ltd		10,000	1.03	$10,300		0.00%	DBS BANK

MSDWUF Mid Cap Value
2/22/99	The Corporate
	Executive Board Company		600	19.00	$11,400		0.01%	Smith, Barney,
										Harris, Upham & Co., Inc.

* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.
** Please note that this Rule 10f-3 transaction was inadvertently omitted from the schedule included
	in the September, 1998 Board Book.